UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 18, 2008
CERADYNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-13059	33-0055414
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

3169 Red Hill Avenue, Costa Mesa, CA		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (714) 549-0421
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On March 18, 2008, the Board of Directors of Ceradyne, Inc. (the “Company”) approved an amendment and restatement of the Company’s Code of Business Conduct and Ethics (the “Code”). The amended Code became effective on March 18, 2008. Among other things, the amended Code:
•	Provides additional detail with respect to the obligations and responsibilities of the Company’s employees under the Code, including, among other things, conflicts of interests, insider trading in securities, and the accuracy and integrity of books and records of the Company;

•	Establishes additional obligations and responsibilities with respect to, among other things, compliance with governmental laws of countries in which the Company conducts business, as well as compliance with provisions of the United States Foreign Corrupt Practices Act, food and drug laws, antitrust laws, and environmental laws;

•	Prohibits or restricts political contributions in federal, state and local elections in the United States, and in other countries;

•	Establishes special ethical obligations of the Chief Financial Officer and all members of the Company’s Finance Department; and

•	Provides grounds for disciplinary action, including, among others, authorization or participation in actions that violate the Code, and failure to report a violation of the Code.
     A copy of the Code, as amended and restated, is filed as Exhibit 14.1 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
14.1	Ceradyne, Inc. Code of Business Conduct and Ethics, as amended and restated on March 18, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERADYNE, INC.
March 24, 2008	By:	/s/ Jerrold J. Pellizzon
Jerrold J. Pellizzon
Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

14.1	Ceradyne, Inc. Code of Business Conduct and Ethics, as amended and restated on March 18, 2008.

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